P R O X Y



                           WELLS FARGO & COMPANY

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 19, 1994

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoint(s) CARL E. REICHARDT, PAUL HAZEN, ROBERT K. JAEDICKE and PAUL A. MILLER, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, $5 par value, of Wells Fargo & Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Newport Beach, California, on Tuesday, April 19, 1994, at 2:00 p.m., and at any adjournment thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

UNLESS A CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF THE PROPOSALS TO APPROVE THE ADOPTION OF BOTH THE NEW LONG-TERM INCENTIVE PLAN AND THE NEW SENIOR EXECUTIVE PERFORMANCE PLAN AND TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS FOR 1994, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THIS PROXY WILL ALSO BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH MATTERS OTHER THAN THE FOUR SPECIFIED ITEMS AS MAY COME BEFORE THE MEETING.

A majority of such proxies or their substitutes as shall be present and acting at the meeting, or if only one be present and acting then that one, shall have and may exercise all of the powers of all of said proxies hereunder.

                                                ------------------
                                              |  SEE REVERSE SIDE  |
                                                ------------------

/ X /   PLEASE MARK YOUR                                   |
        VOTES AS IN THIS                                   | 3651
        EXAMPLE.                                            --------


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" AUTHORITY IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

 -------------------------------------------------------------------------
|  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" AUTHORITY IN PROPOSAL 1 AND |
|  "FOR"  PROPOSALS 2, 3 AND 4.                                           |
 -------------------------------------------------------------------------


  1. Authority to vote for the following nominees for director:

H.J. Arnelle; W.R. Breuner; W.S. Davila; R.S. Dezember; P. Hazen;
R.K. Jaedicke; P.A. Miller; E.M. Newman; C.E. Reichardt; D.B. Rice; C-L. Tien; J.A. Young.

FOR, except vote withheld from the following nominee(s):

- --------------------------------------------------------------

        FOR        WITHHELD
        / /          / /


2. Approve adoption of Long-Term Incentive Plan.

        FOR        AGAINST        ABSTAIN
        / /          / /            / /


3. Approve adoption of Senior Executive Performance Plan.


        FOR        AGAINST        ABSTAIN
        / /          / /            / /


4. Ratify selection of KPMG Peat Marwick as independent auditors for 1994.


        FOR        AGAINST        ABSTAIN
        / /          / /            / /



    Will attend meeting            / /


The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

SIGNATURE(S)                                       DATE
             -------------------------------------      ---------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.